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                                                                    Exhibit 23.1


                         Consent of Independent Auditors

We consent to the incorporation by reference of our reports dated November 19, 2001, with respect to the consolidated financial statements and schedule of Transworld Healthcare (UK) Ltd., included in Supplement No. 1 to the Registration Statement (Form S-4 No. 333-87340) of Transworld Healthcare Inc. (presently known as Allied Healthcare International, Inc.) filed pursuant to Rule 424(b)(3) on July 16, 2002, in this Current Report on Form 8-K of Allied Healthcare International, Inc. dated August 9, 2002




                                             /s/ Ernst & Young LLP

London, England
August 7, 2002